EXHIBIT 99.1

Signal Bay Inc. to Acquire Cannabis Testing and Research Laboratory

May 8, 2015 – LAS VEGAS, NV. Signal Bay Inc. (OTC:SGBY) is pleased to announce that is has entered into a Letter of Intent (LOI) to acquire a majority interest in an operating U.S. medical marijuana testing and research facility to carry out statewide requirements. The technical science and compliance team that have been operating the facility and serving the needs of their local customers since 2014 will be retained.

"As our ongoing industry research delivers practical testing and research income opportunities, we are confident of the next step in our future" stated William Waldrop CEO of Signal Bay

The LOI targeted to close by May 31, 2015.

About Signal Bay, Inc.

Signal Bay Inc., through its wholly owned subsidiaries Signal Bay Research, Inc. and Signal Bay Services, Inc. provides research, analysis, advisory services, and operating services to the medical marijuana industry. Signal Bay Research, in partnership with industry experts, provides comprehensive industry data and business intelligence for the legal cannabis industry. Signal Bay Services provides advisory, agricultural and management services to licensed medical marijuana establishments. SignalBayInc.com SignalBayResearch.com (702) 748-9944

Notice Regarding Forward-Looking Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:

William Waldrop

william@signalbayinc.com

(702) 748-9944